Exhibit 1.2

FBR SECURITIZATION, INC.

FBR Securitization Trust 200  -

Mortgage-Backed Certificates, Series 200  -

UNDERWRITING AGREEMENT

______________

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

as Representative of the several Underwriters

c/o Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North

Arlington, Virginia 22209

Ladies and Gentlemen:

FBR SECURITIZATION, INC., a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Company of the FBR Trust 200  -  , Mortgage-Backed Certificates, Series 200  -  , Class [A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3 and Class M-4] (collectively, the “Offered Securities”), issued pursuant to the Pooling and Servicing Agreement dated as of _________ (the “Pooling and Servicing Agreement”), among the Company, as depositor (the “Depositor”), MHC I, Inc., as seller (the “Seller”), __________________________, as servicer (the “Servicer”), __________________________, as master servicer (the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), and __________________________, as trustee (the “Trustee”), and the purchase by the Underwriters, acting severally and not jointly, of their respective Certificate Principal Balance of the Offered Securities set forth opposite the names of the Underwriters in Schedule II hereto. The Trustee on behalf of the Trust and the certificateholders will also enter into a cap agreement (the “Cap Agreement”) with __________________________, as the cap provider (the “Cap Provider”) dated as of ____________. The Certificates are expected to be issued on ___________ (the “Closing Date”).

This Agreement (as defined below), the Pooling and Servicing Agreement, the Custodial Agreement and the Cap Agreement are sometimes referred to herein collectively as the “Transaction Documents.” The Offered Securities will be issued in minimum denominations and will have the terms set forth in the Prospectus Supplement (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

The Company understands that the Underwriters will sell the Offered Securities from time to time to investors in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-127919), including a related prospectus, for the registration of securities including the Offered Securities under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related prospectus, if any, as may have been required to the date hereof, and will file such additional amendments thereto or supplements thereto as may hereafter be required. The registration statement has been declared effective on November 4, 2005 under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission and including all information deemed to be a part of the registration statement whether through incorporation by reference, pursuant to Rule 430B of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing, the term “Registration Statement” shall include the 462(b) Registration Statement. The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act, a supplement to the Base Prospectus relating to the Offered Securities and the method of distribution thereof. The term “Base Prospectus” means the prospectus included in the Registration Statement as amended, at the time such Registration Statement became effective, or as first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) of the Securities Act Regulations, including all information incorporated by reference therein. The term “Prospectus Supplement” means the prospectus supplement specifically relating to the Offered Securities, in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) of the Securities Act Regulations (including the Base Prospectus as so supplemented). The term “Prospectus” means the final Base Prospectus, including, in each case, the Prospectus Supplement, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The term “Preliminary Prospectus” means any preliminary form of the Prospectus in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of the Registration Statement or any Prospectus.

The term “Disclosure Package” means (i) the Base Prospectus and the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package. If, subsequent to the date of this Agreement, the Company and the Underwriters have determined that the Disclosure Package included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Offered Securities, then the “Disclosure Package” will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions (“Corrective Information”).

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433(h) of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

The Company and the Underwriters agree as follows:

1. Sale and Purchase.

Upon the basis of the warranties, representations, agreements and other terms and conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company the initial Certificate Principal Balance of the Offered Securities set forth in Schedule II opposite such Underwriter’s name, plus any additional Certificate Principal Balance of the Certificates which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

2. Payment and Delivery.

The Offered Securities to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Representative shall request, shall be delivered by or on behalf of the Company to the Representative through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefore by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Offered Securities to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the Closing Date (unless another time and date shall be agreed to by the Representative and the Company). The time and date at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.”

3. Offering by Underwriters.

(a) It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus and that no Underwriter will offer, sell or otherwise distribute the Offered Securities (except for the sale thereof in exempt transactions) in any state in which the Offered Securities are not exempt from registration under “blue sky” or state securities laws (except where the Offered Securities will have been qualified for offering and sale at such Underwriter’s direction under such “blue sky” or state securities laws).

(b) In connection with the offering of the Offered Securities, the Underwriters may each prepare and provide to prospective investors Free Writing Prospectuses, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word® or Microsoft Excel® format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no Underwriter is responsible for any breach of the following conditions by any other Underwriter)):

(i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Offered Securities, unless such written communication (1) is made in reliance on Rule 134 of the Securities Act Regulations, (2) constitutes a prospectus satisfying the requirements of Rule 430B of the Securities Act Regulations or (3) constitutes a Free Writing Prospectus and such Free Writing Prospectus is attached to this Agreement as Schedule IV, other than the Series Term Sheet dated ____________ relating to the Offered Securities, which shall be subject to Sections 3(c) and 3(d) of this Agreement. The Underwriter shall not convey or deliver in connection with the initial offering of the Offered Securities any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB of the Securities Act Regulations (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 of the Securities Act Regulations.

(ii) Each Underwriter shall deliver to the Depositor, (a) no later than two business days prior to the date of first use thereof, any Free Writing Prospectus prepared by or on behalf of such Underwriter that contains any “issuer information,” as defined in Rule 433(h) of the Securities Act Regulations (“Issuer Information”) (which the parties hereto agree includes, without limitation, Pool Information (as defined herein), and (b) upon first use, any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Offered Securities. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials shall be delivered by any Underwriter to the Company not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act and (b) the date of first use of such Free Writing Prospectus.

(iii) Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 3(b)(ii) above will constitute all Free Writing Prospectuses of the type described in such Section that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Offered Securities.

(iv) Each Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 3(b)(ii) above, when viewed together with all other prospectuses conveyed at or prior to the Time of Sale, did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by the Company to such Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Company to such Underwriter prior to the Time of Sale.

(v) The Company agrees to file with the Commission the following:

(A) Any Issuer Free Writing Prospectus;

(B) Any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Company pursuant to Section 3(b)(ii); and

(C) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(vi) Any Free Writing Prospectus required to be filed pursuant to Section 3(b)(v) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

(A) Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Offered Securities shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of Offered Securities and the date of first use;

(B) Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Offered Securities pursuant to Rule 424(b) of the Securities Act Regulations and two business days after the first use of such Free Writing Prospectus;

(C) Any Free Writing Prospectus required to be filed pursuant to Section 3(b)(v)(C) shall, if no payment has been made or consideration has been given by or on behalf of the Company for the Free

Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

(D) The Company shall not be required to file (1) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Offered Securities or (2) any Free Writing Prospectus or portion thereof that contains a description of the Offered Securities or the offering of the Offered Securities which does not reflect the final terms thereof.

(vii) Each Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

(viii) Notwithstanding the provisions of Section 3(b)(vii), each Underwriter shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

(ix) Notwithstanding the provisions of Sections 3(b)(v) and 3(b)(vii), neither the Company nor any Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(x) The Company and each Underwriter each agree that any Free Writing Prospectuses prepared by it shall contain the following legend:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx].

(xi) The Company and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 3 for a period of three years following the initial bona fide offering of the Offered Securities.

(A) In the event that any Underwriter becomes aware that, as of the Time of Sale, any Free Writing Prospectus prepared by or on behalf of such Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Company thereof within one business day after discovery.

(B) Provided that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus or contained Issuer Information, such Underwriter shall, if requested by the Company:

(1) Prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(2) Deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Offered Securities;

(3) Notify such investor in a prominent fashion that the prior agreement to purchase Offered Securities has been terminated, and of the investor’s rights as a result of termination of such agreement; and

(4) Provide such investor with an opportunity to affirmatively agree to purchase the Offered Securities on the terms described in the Corrected Free Writing Prospectus.

(xii) Each Underwriter covenants with the Company that after the final Prospectus is available such Underwriter shall not distribute any written information concerning the Offered Securities to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

(xiii) Each Underwriter covenants and agrees with the Company that it shall not accept any offer to purchase Offered Securities until the time at least 24 hours [(excluding any hours in a day that is not a Business Day)] after the time the related offeree received the Preliminary Prospectus, or such shorter period as such Underwriter and the Company shall agree; “Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of New York or the jurisdiction in which the offeree is located are required or authorized by law or executive order to be closed.

(c) It is understood that each Underwriter may prepare and provide to prospective investors certain “Computational Materials” and “ABS Term Sheets” (as defined in Section 3(c) (vii) below) in connection with the offering of the Offered Securities, subject to the following conditions:

(i) All Computational Materials and ABS Term Sheets provided by an Underwriter to prospective investors that are required to be filed pursuant to the “SEC No-Action Letters” (as defined in Section 3(c) (vii) below) shall bear a legend on each page including the following statement:

“THE INFORMATION CONTAINED HEREIN HAS BEEN PROVIDED BY [UNDERWRITER]. NEITHER THE ISSUER OF THE SECURITIES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY, AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.”

In the case of Collateral Term Sheets (as defined in the SEC No-Action Letters), such legend shall also include the following statement:

“THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES AND SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE MORTGAGE POOL PREVIOUSLY PROVIDED BY [UNDERWRITER].”

Notwithstanding the foregoing, this subsection (i) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in the form attached hereto as Schedule III.

(ii) Any Computational Materials and ABS Term Sheets are subject to the review by and approval of the Company prior to their distribution to any prospective investors and a copy of such Computational Materials and ABS Term Sheets as are delivered to prospective investors shall, in addition to the foregoing delivery requirements, be delivered to the Company simultaneously with delivery to prospective investors.

(iii) Each Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5(r), copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets prepared by it that are required to be filed with the Commission pursuant to the SEC No-Action Letters. An Underwriter may provide copies of the foregoing in a consolidated or aggregate form that includes all information required to be filed. All Computational Materials and ABS Term Sheets described in this Section 3(c)(iii) must be provided to the Company not later than 9:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of the SEC No-Action Letters. Each Underwriter severally agrees that it will not provide to any investor or prospective investor in the Offered Securities any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this Section 3(c) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this Section 3(c) for filing pursuant to Section 5(r)), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

(iv) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Mortgage Loans that are incorrect, that differ from the final Pool Information (as defined herein) in any material respect or include structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriter responsible therefore shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to such Underwriter they would purchase all or any portion of the Offered Securities, and include such revised Computational Materials and ABS Term Sheets (marked, “as revised”) in the materials delivered to the Company pursuant to Section 3(c)(iii).

(v) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that (A) in the reasonable determination of the Company and the respective Underwriter are not required to be filed pursuant to the SEC No-Action Letters or (B) have been determined to contain any material error or omission, provided that, at the request of the respective Underwriter, the Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked “superseded by materials dated [date]” and accompanied by corrected Computational Materials or ABS Term Sheets that are marked “material previously dated [date], as corrected”. In the event that at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Company or the respective Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected version of such Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Offered Securities, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, “as corrected”) to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company’s obtaining an accountant’s comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of such Underwriter) provided that if any such letter is required to be revised solely because of a change in the Pool Information, any additional expenses for such letter resulting from the change in Pool Information shall be paid by the Company.

(vi) If an Underwriter does not provide any Computational Materials and ABS Term Sheets to the Company pursuant to Section 3(c)(iii), such Underwriter shall be deemed to have represented, as of the Closing Time, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Securities that is required to be filed with the Commission in accordance with the SEC No-Action Letters, and such Underwriter shall provide the Company with a certification to that effect on the Closing Time.

(vii) The following terms related to Computational Materials and ABS Term Sheets have the respective meanings assigned to them in this Section 3(c)(vii):

“ABS Term Sheet” means any Collateral Term Sheet, Series Term Sheet or Structural Term Sheet.

“Collateral Term sheet” has the meaning assigned to such term in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter and the Commission staff’s response thereto became publicly available on February 17, 1995), and shall include any subsequent Collateral Term Sheet that reflects a substantive change in the information presented in any earlier Collateral Term Sheet.

“Computational Materials” has the meaning assigned to such term in the no-action letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public

Securities Association dated May 24, 1994 and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association.

“SEC No-Action Letters” mean the various no-action letters referred to in the definitions of “Collateral Term Sheet” “Computational Materials,” “Series Term Sheet” and “Structural Term Sheet” in this Section 3(c) (vii).

“Series Term Sheet” has the meaning assigned to such term in the no-action letter addressed to Greenwood Trust Company, Discover Master Card Trust I dated April 5, 1996.

“Structural Term Sheet” has the meaning assigned to such term in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter and the Commission staff’s response thereto, became publicly available on February 17, 1995).

(d) Each Underwriter severally represents and warrants and agrees with the Company that as of the date hereof and as of the Closing Time that: (A) the Computational Materials and ABS Term Sheets furnished by it to the Company pursuant to Section 3(c)(iii) constitute (either in original, aggregate or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the Offered Securities in accordance with the SEC No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the SEC No-Action Letters in all material respects; (B) on the date any such Computational Materials and ABS Term Sheets with respect to such Offered Securities (or any written or electronic materials furnished to prospective investors on which the Computational Materials and ABS Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 3(c)(iii) and on the related Closing Time, such Computational Materials and ABS Term Sheets (or materials) were accurate in all material respects when read in conjunction with the Prospectus (taking into account the assumptions explicitly set forth in the Computational Materials), except to the extent of any errors therein that are caused by errors in the Pool Information; (C) each Underwriter has not and will not represent to potential investors that any Computational Materials and ABS Term Sheets were prepared or disseminated on behalf of the Company; (D) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors by it on which the Computational Materials and ABS Term Sheets were based) contained and will contain a legend complying with Section 3(c)(i); and (E) no Underwriter has furnished or will furnish a Free Writing Prospectus to prospective investors.

Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the Pool Information.

(e) Each Underwriter has represented and agreed that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer;

(ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom; and

(iii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(x) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(y) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(z) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that

Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

4. Representations and Warranties of the Company.

The Company (or, with respect to Section 4(oo) only, the Seller) represents and warrants to the Underwriters, as of the date of this Agreement, each Time of Sale (as defined below), and as of the Closing Time, and agrees with each Underwriter that:

(a) the Offered Securities conform in all material respects to the description thereof contained in each of the Disclosure Package, the Registration Statement and the Prospectus, and each of the Certificates, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement, will be duly and validly issued and outstanding, will constitute the legal, valid and binding obligations of the Trust, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency and similar laws affecting the rights of creditors generally and to general principles of equity, and will be entitled to the benefits and security afforded by the Pooling and Servicing Agreement;

(b) the Company has been duly incorporated and is existing as a corporation in good standing under and by virtue of the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties, and conduct its business as described in each of the Disclosure Package, the Registration Statement and the Prospectus, and is duly qualified as a foreign entity to transact business or is licensed and is in good standing in each jurisdiction in which it conducts its business or in which it owns, leases or operates real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(c) the Company has delivered to the Representative the complete Disclosure Package and complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for delivery to each of the Underwriters;

(d) each of the Registration Statement and any Rule 462(b) Registration Statement have been declared effective under the Securities Act by the Commission and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission, and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional or supplemental information; any Preliminary Prospectus when filed with the Commission, and the Registration Statement as of each effective date and as of the date hereof, complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and the Registration Statement, as of each effective date, did not, and as of the date hereof does not and as of Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative specifically for use in connection with the preparation thereof or any revision or amendment thereof or supplement thereto (that information being limited to that described in the next to last sentence of the first paragraph of Section 10(b) hereof), or any information in any Computational Materials or ABS Term Sheets required to be provided by any Underwriter to the Company pursuant to Section 3(c), except to the extent that such information constitutes Pool Information. As used herein, “Pool Information” means information with respect to the assumed characteristics of the Mortgage Loans and administrative and servicing fees. The Company acknowledges that the Underwriter Information (as defined herein) constitutes the only information furnished in writing by any Underwriter or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus Supplement. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Securities Act Regulations which have not been so filed or incorporated by reference therein on or prior to the effective date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied;

(e) as of ________ (Eastern time), ___________ (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Offered Securities (including the Initial Sale Time, each, a “Time of Sale”) and at the Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the Securities Act Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities other than (i) the Series Term Sheet (the Series Term Sheet and each such communication by the Company or its agents and representatives that constitutes an Issuer Free Writing Prospectus (other than a communication referred to in clause (ii) below), (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 of the Securities Act Regulations or (iii) the documents listed on Schedule III hereto and other written communication approved in writing in advance by the Representative; each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with Section 3 (to the extent required thereby) and did not at any Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other information contained in the Disclosure Package) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Issuer Free Writing Prospectus; and as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus did not, and at the time of each sale of Offered Securities and at the Closing Time, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the next to last sentence of the first paragraph of Section 10(b) hereof);

(f) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified;

(g) the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 of the Securities Act Regulations; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(h) except for the Issuer Free Writing Prospectuses identified in Schedule III hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Free Writing Prospectus;

(i) the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Offered Securities contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(j) the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus;

(k) the Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Offered Securities, any prospectus or other offering materials in connection with the offering and sale of the Offered Securities other than the Disclosure Package, the Prospectus or the Registration Statement;

(l) after the date of the Preliminary Prospectus the Company has not delivered and will not deliver any written communication to any third parties in connection with the initial offering of the Offered Securities other than the Preliminary Prospectus and the Prospectus;

(m) the Company is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

(n) the Company is not in violation of its certificate of incorporation, as amended or restated (the “Certificate of Incorporation”), or its bylaws, and the Company is not in breach of or default in (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default in) the performance or observance of any obligation, agreement, contract, franchise, covenant or condition contained in any license, Pooling and Servicing Agreement, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company is a party or by which the Company or its properties is bound, except for such breaches or defaults which could not have a Material Adverse Effect;

(o) the execution, delivery and performance of this Agreement and each other Transaction Document, the issuance, sale and delivery by the Company of the Offered Securities and the consummation of the transactions contemplated herein and therein will not (i) conflict with, or result in any breach or constitute a default (nor constitute any event which with notice, lapse of time, or both would constitute a breach or default), (A) by the Company of any provision of the organizational documents of the Company or (B) of any provision of any obligation, agreement, contract, franchise, license, Pooling and Servicing Agreement, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company is a party or by which the Company or its properties may be bound or affected, or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except for such breaches, defaults, conflicts, liens, charges or encumbrances which could not have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company;

(p) this Agreement has been, and the other Transaction Documents at the Closing Time shall have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding agreements of the Company, and such other Transaction Documents are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles;

(q) as of the Closing Date, this Agreement and the other Transaction Documents conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus. On the Closing Date, the Trust will be a valid New York common law trust;

(r) the Company has the full legal right, corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated herein and therein, and the Company has the corporate power to sell and deliver the Offered Securities as provided herein;

(s) upon execution and delivery of the Pooling and Servicing Agreement, (i) prior to their transfer to the Trust, the Company will own the Mortgage Loans being transferred to the Trust pursuant thereto, free and clear of any lien, charge, encumbrance, adverse claim or other security interest, except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the Trust any of its right, title or interest in the Mortgage Loans, (ii) the Company will have the power and authority to transfer the Mortgage Loans to the Trust and to transfer the Offered Securities to the several Underwriters, (iii) the Trust will own the Mortgage Loans free of liens, other than liens permitted by the Pooling and Servicing Agreement, and (iv) upon payment and delivery of the Offered Securities to the several Underwriters, the several Underwriters will acquire ownership of their respective Offered Securities, free of any lien, charge, encumbrance, adverse claim or other security interest, except to the extent permitted by the Pooling and Servicing Agreement;

(t) any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents and the issuance of the Offered Securities have been or will be paid by the Company on or prior to the Closing Date, except for fees for recording assignments of the Mortgage Loans to Trust pursuant to the Pooling and Servicing Agreement, that have not yet been completed, which fees will be paid in accordance with the Pooling and Servicing Agreement;

(u) each of the Interim Servicer and the Servicer is qualified to do business in all jurisdictions in which its activities as interim servicer or servicer of the Mortgage Loans require such qualification except where failure to be so qualified will not have a material adverse effect on such servicing activities;

(v) no approval, authorization, consent or order of, or registration or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the Company’s execution, delivery and performance of this Agreement or any other Transaction Document, its consummation of the transactions contemplated herein or therein, and its sale and delivery of the Offered Securities, other than (i) such as have been obtained, or will have been obtained at the Closing Time, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), and (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters;

(w) the Company has all necessary licenses, authorizations, consents and approvals, possesses valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in each of the Disclosure Package, the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect; the Company is not in violation of, in default under, nor has the Company received any notice regarding a possible violation, default or revocation of any such certificate, license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company the effect of which could result, individually or in the aggregate, in a Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in each of the Disclosure Package, the Registration Statement and the Prospectus;

(x) each document incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations (as defined herein), and none of such documents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus, or the Disclosure Package any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(y) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened (i) against or affecting the Company, or (ii) which have the subject thereof any of the respective officers and directors of the Company or to which the properties, assets or rights of the Company are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) if so determined adversely, could result in a judgment, decree, award or order having a Material Adverse Effect or could adversely affect the tax attributes of the Offered Securities as described in each of the Disclosure Package and the Prospectus or the consummation of the transactions contemplated by this Agreement or the Transaction Documents;

(z) subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in each such document, there has not been (i) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, or (ii) any transaction that is material to the Company, contemplated or entered into by the Company or any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business;

(aa) the sale of the Offered Securities to the several Underwriters hereunder has been duly authorized by the Company, and, when issued, authenticated and duly delivered against payment therefore as contemplated by this Agreement, will be enforceable in accordance with their terms, and will be duly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

(bb) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities;

(cc) the Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”);

(dd) the Company has not relied upon the Representative or any other Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Offered Securities;

(ee) any certificate signed by any officer of the Company delivered to the Representative or to legal counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(ff) the form of certificate or note used to evidence the Offered Securities complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Pooling and Servicing Agreement;

(gg) the descriptions in each of the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts or other documents of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required; and all agreements between the Company and third parties expressly referenced in the Registration Statement, the Prospectus or the Disclosure Package are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(hh) the Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has properly requested extensions thereof and has paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company except as may be being contested in good faith and by appropriate proceedings; no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against it which, if determined adversely to the Company, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of the Company;

(ii) all securities issued by the Company, or any trusts established by the Company, have been issued and sold in compliance with (i) all applicable federal and state securities laws, and (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity;

(jj) assuming complinace by the Underwriters with their obligations under the Securities Act, in connection with the offering contemplated herein, the Company has not offered and will not offer the Offered Securities in a manner in violation of the Securities Act;

(kk) except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has not incurred any liability for any broker’s or finder’s fees or similar payments in connection with the transactions herein contemplated;

(ll) none of the Company, any subsidiary of the Company or the Trust is, or after giving effect to the offering and sale of the Offered Securities will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(mm) it is not necessary to qualify the Pooling and Servicing Agreement under the Trust Indenture Act of 1939, as amended;

(nn) the conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Prospectus and except such regulation as is applicable to commercial enterprises generally;

(oo) (A) the representations and warranties made by (1) the Seller in Section 3.1 of the Pooling and Servicing Agreement, and (2) the Seller in Section 2.7 and in Schedule B of the Pooling and Servicing Agreement with respect to the Mortgage Loans are true and correct and are hereby made for the benefit of each of the Underwriters as if fully set forth herein; provided, however, that if any of the representations and warranties of the Seller in Schedule B of the Pooling and Servicing Agreement with respect to a Mortgage Loan is breached, it shall not be considered to be breached unless the Seller is required to cure such breach and fails to do so in compliance with the Pooling and Servicing Agreement through cure, repurchase, substitution or otherwise; and (B) this Agreement has been duly authorized, executed and delivered by the Seller for the limited purpose specified in the signature page hereto and is the legal, valid and binding agreement of the Seller enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles; and

(pp) the Company is not, and on the date on which the first bona fide offer of the Offered Securities is made will not be, an “ineligible issuer,” as defined in Rule 405 of the Securities Act Regulations.

5. Certain Covenants.

The Company hereby agrees with each Underwriter:

(a) that the Company shall cooperate with the Representative and legal counsel for the Underwriters and furnish such information as may be required to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative; that the Company shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities; and that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and that the Company shall use its best efforts to prevent the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction and will advise the Representative promptly of such suspension or any initiation or threat of any proceeding for any such purpose, and that in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment;

(b) that if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Offered Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible;

(c) to prepare the Prospectus in a form approved by the Underwriters and to cause to be transmitted to the Commission for filing pursuant to Rule 424(b) of the Securities Act Regulations by means reasonably calculated to result in filing with the Commission pursuant to said rule; which Prospectus and Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d) the Company will furnish to each Underwriter, from time to time during the period when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act, such number of copies of the Prospectus and each Free Writing Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder;

(e) to furnish a copy of each proposed Free Writing Prospectus to the Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto;

(f) to comply with the requirements of Section 3 hereof and Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing pursuant to Rule 433 with the Commission (by means reasonably calculated to result in filing with the Commission pursuant to said Rule), legending and record keeping, as applicable;

(g) that, for a period of 90 days after the date of this Agreement or such earlier date as each Underwriter shall have resold all of the Offered Securities underwritten by it, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission or any request by the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the

Preliminary Prospectus, the Prospectus or any Issuer Fee Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Fee Writing Prospectus; and, if the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment; the Company shall, within such period, advise the Representative promptly of any proposal to prepare, use, authorize, approve or file any amendment or supplement to the Registration Statement, Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, shall furnish to the Representative for review a copy of each proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and the Company will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such amendment or supplement or use any such Prospectus to which the Representative shall reasonably object; additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission;

(h) to furnish to the Representative for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Offered Securities, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission or any securities exchange and (iii) such other information as the Representative may reasonably request regarding the Company;

(i) to advise the Representative promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Offered Securities (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or legal counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the Disclosure Package then being used so that the Prospectus or Disclosure Package would not, at the time it is delivered to a purchaser, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Offered Securities, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the

Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading, or in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package, as amended or supplemented, will comply with the law;

(j) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(k) that, prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects;

(l) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

(m) to furnish to the Representative, not less than two business days before filing with the Commission during the period referred to in paragraph (g) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during the period of five years hereafter to file all such documents and reports in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(n) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Offered Securities, (ii) sell, bid for, purchase or pay anyone (other than the Underwriters as disclosed in the each of the Disclosure Package and Prospectus) any compensation for soliciting purchases of the Offered Securities or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities;

(o) that the Company will comply with all of the provisions of any undertakings in the Registration Statement and apply the net proceeds from the sale of the Offered Securities in the manner set forth therein and in the each of the Disclosure Package and the Prospectus;

(p) that the Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act;

(q) to the extent, if any, that any rating provided with respect to the Offered Securities by the applicable rating agency is conditional upon the furnishing of documents or the taking of any actions by the Company or any of its affiliates, the Company, shall furnish, or cause to be furnished, such documents and take, or cause to be taken, any such other actions; and

(r) that the Company shall file the Computational Materials and ABS Term Sheets (if any) provided to it by any Underwriter under Section 3(c)(iii) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to such Underwriter or, the case of any Collateral Term Sheet required to be filed prior to such date, by 10:00 a.m. on the second business day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Company, such Underwriter must comply with its obligations pursuant to Section 3(c) and the Company must receive a letter from Deloitte & Touche LLP, certified public accountants, satisfactory in form and substance to the Company and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to the Company for filing on Form 8-K, as provided in Section 3(c) and this Section 5(r), is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be at the sole expense of the Company. The Company shall file any corrected Computational Materials or ABS Term Sheets described in Section 3(c)(v) as soon as practicable following receipt thereof.

(s) the Company shall obtain a letter from Deloitte & Touche LLP, certified public accountants, satisfactory in form and substance to the Company and the Underwriters, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company and the Underwriters, as a result of which they have determined that the information included in the Disclosure Package that the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Company or the Underwriters to be material.

6. Payment of Expenses.

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with

(i) the preparation and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus, if any, the Prospectus, any Issuer Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),

(ii) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriters, including any transfer taxes or duties payable upon the sale of the Offered Securities to the Underwriters,

(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities to the Underwriters,

(iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors,

(v) the fees, costs and expenses of the Trustee (to the extent permitted under the Pooling and Servicing Agreement, and except to the extent that another party is obligated to pay such amounts thereunder or otherwise agreed by such party in writing),

(vi) any fees and expenses of any rating agency issuing a rating in respect of the Offered Securities,

(vii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment),

(viii) the qualification of the Offered Securities for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers,

(ix) the fees and expenses of any transfer agent or registrar for the Offered Securities and miscellaneous expenses referred to in the Registration Statement,

(x) making road show presentations with respect to the offering of the Offered Securities (if applicable),

(xi) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel, and

(xii) the performance of the Company’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

(b) The Company agrees to reimburse the Representative for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, but excluding the fees and expenses of the Underwriters’ outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws, which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

(c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

7. Conditions of the Underwriters’ Obligations.

The obligations of the Underwriters hereunder to purchase Offered Securities at the Closing Time are subject to the accuracy of the representations and warranties on the part of the Company and the Seller hereunder on the date hereof, the Initial Sale Time and at the Closing Time, the performance by the Company of its covenants and other obligations hereunder and to the satisfaction of the following further conditions at the Closing Time:

(a) The Company shall furnish to the Representative at the Closing Time the opinions of Hunton & Williams LLP, counsel for the Company and the Seller (and the Representative shall have received an additional executed original copy of such counsel’s legal opinion for each of the several Underwriters), addressed to the Underwriters and dated the Closing Time, and, in each case, in form and substance satisfactory to the Underwriters and to the effect set forth in Exhibit A hereto; in rendering such opinion such counsel shall also state that nothing has come to their attention which would cause them to believe that (i) either the Registration Statement, any amendment thereto, or any document deemed to be a part thereof, at the time of any effective date applicable thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements in the Registration Statement not misleading; or (ii) the Prospectus, as of its date or at the Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure

Package as of the Initial Sale Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial and statistical data derived therefrom, included or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto).

(b) The Representative shall have received copies of any opinions of counsel to the Company supplied to the rating organizations or the Trustee, relating to certain matters with respect to the Offered Securities. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters addressed to the Underwriters;

(c) The Securities Administrator and Master Servicer shall have furnished to the Underwriters an opinion dated the Closing Date, of counsel to the Securities Administrator and Master Servicer (who may be an employee of the Securities Administrator and Master Servicer) addressed to the Underwriters and in form and substance satisfactory to the Representative and counsel to the Underwriters;

(d) The Underwriters have received a favorable opinion addressed to them, dated the Closing Date, from                     , counsel to                     , the Trustee, in form and substance satisfactory to the Representative and counsel to the Underwriters, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Representative and the Trustee;

(e) The Servicer shall have furnished to the Underwriters an opinion dated the Closing Date, of counsel to the Servicer (who may be an employee of the Servicer) addressed to the Underwriters and in form and substance satisfactory to the Representative and counsel to the Underwriters;

(f) The Cap Provider shall have furnished to the Underwriters an opinion dated the Closing Date, of counsel to the Cap Provider (who may be an employee of the Cap Provider) addressed to the Underwriters and in form and substance satisfactory to the Representative and counsel to the Underwriters;

(g) The Company shall have furnished to the Representative such further information, certificates, opinions and documents as the Representative may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects satisfactory in form and substance to the Representative and counsel to the Underwriters;

(h) On the date of this Agreement, the date of the Prospectus and at the Closing Time, Deloitte & Touche LLP shall furnish to the Underwriters a letter or letters, dated respectively as of the respective dates of delivery substantially in the forms of the drafts to which the Representative will have previously agreed and otherwise in form and substance satisfactory to the Representative and to counsel to the Underwriters;

(i) No amendment or supplement to the Registration Statement, the Prospectus or any shall have been filed to which the Underwriters shall have objected in writing;

(j) Prior to the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued or is in effect, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; (iii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Prior to the Closing Time, the Company shall have filed the Prospectus and each Issuer Free Writing Prospectus shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) of the Securities Act Regulations (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 of the Securities Act Regulations).;

(l) Between the time of execution of this Agreement and the Closing Time, (i) there shall not have been any Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company, in each case, which in the Representative’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities as contemplated by the Registration Statement, the Disclosure Package (excluding Corrective Information) and the Prospectus;

(m) Between the time of execution of this Agreement and the Closing Time, there shall not have occurred any downgrading, withdrawal or qualification, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(n) The Representative shall have received, at the Closing Time, a certificate of duly authorized officers of the Company, dated as of such Closing Time, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto and this Agreement, and that:

(i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date thereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date thereof;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act as of the Closing Time;

(iii) when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time, the Registration Statement, the Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement (other than any Computational Materials or ABS Term Sheets incorporated therein by reference) and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, and any amendments or supplements thereto, did not as of any Time of Sale and as of the Closing Time does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package which has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been any Material Adverse Change.

(o) The Originator shall have furnished to the Representative a certificate, dated the Closing Date, of the Originator, signed by a vice president or an assistant vice president of the Originator, to the effect that (i) the signer of such certificate has carefully examined the related Disclosure Package and the related Prospectus (other than any

Computational Materials or ABS Term Sheets incorporated therein by reference) and nothing has come to the attention of such person that would lead him to believe that such Disclosure Package or the Prospectus contains any untrue statement of a material fact with respect to the Originator or the Mortgage Loans or omits to state any material fact with respect to the Originator or the Mortgage Loans required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Originator has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date under this Agreement, and the other Transaction Documents;

(p) The Representatives shall receive, at the Closing Time a certificate of the Secretary of the Company certifying as to (1) the Certificate of Incorporation and any amendments thereto, (2) the bylaws and any amendments thereto, and (3) resolutions of the board of directors of the such entity authorizing the execution and delivery of this Agreement and the other Transaction Documents to which it is party and, with respect to the Company, a specimen of the Offered Securities certificate;

(q) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company and the Seller contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time, as the Representative may reasonably request;

(r) On or prior to the Closing Time, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company which in the reasonable judgment of the Representative materially impairs the investment quality of the Offered Securities so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Securities as contemplated by the Disclosure Package and the Prospectus;

(s) The Offered Securities shall be rated not lower than the required ratings set forth under the heading “Ratings” in the Disclosure Package and the Prospectus Supplement, such ratings shall not have been rescinded and no public announcement shall have been made that any such required rating of the Offered Securities has been placed under review (otherwise than for possible upgrading); and

(t) The Underwriters shall have received evidence satisfactory to the Representative and counsel to the Underwriters that, on or before the Closing Date, UCC-1 financing statements have been or are being filed (a) in the office of the Secretary of State of the State of Florida reflecting the transfer of the interest of the Seller in the Mortgage Loans and the proceeds thereof to the Company, and (b) in the office of the Secretary of State of the State of Delaware the transfer of the interest of the Company in the Mortgage Loans and the proceeds thereof to the Trust, and the pledge of such interest to the Trustee for the benefit of the Certificateholders.

8. Termination.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time,

(i) if any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or

(ii) if there has been, in the judgment of the Representative, since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or any comparable adverse change with respect to the Originator, the Interim Servicer or the Servicer, whether or not arising in the ordinary course of business, or

(iii) if there has occurred any outbreak or escalation of national or international hostilities, other national or international calamity or crisis (including without limitation any terrorist or similar attack), any change in the United States or international financial markets, or any substantial change in United States’ or international economic, political, financial or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Offered Securities in the manner and on the terms described in each of the Offering Package and the Prospectus or enforce contracts for the sale of the Offered Securities, or

(iv) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, has a material adverse effect on the securities markets in the United States, or

(v) the Company, the Originator, the Interim Servicer, and the Servicer shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company, the Originator, the Interim Servicer or the Servicer regardless of whether or not such loss shall have been insured.

If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Offered Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 10 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments.

If any Underwriter shall default at the Closing Time in its obligation to take up and pay for the Offered Securities to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Offered Securities which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Securities”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Securities does not exceed 10% of the total number of Offered Securities to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Offered Securities which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Offered Securities agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Securities exceeds 10% of the total number of Offered Securities to be purchased on such date, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 6 and 10 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Offered Securities hereunder on such date unless all of the Offered Securities to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time for a period not exceeding seven business days in order that any necessary changes in the Registration Statement, the Prospectus, the Disclosure Package and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

10. Indemnity and Contribution by the Company and the Underwriters.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its officers, directors, employees and agents, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, liability, damage, claim (including the reasonable cost of investigation) or expenses, as incurred, which, jointly or severally, any such Underwriter, controlling person, or other person may incur under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) in whole or in part upon any inaccuracy or any breach of any representation, warranty or covenant of the Company or the Seller contained herein, (ii) in whole or in part upon any failure on the part of the Company or the Seller to perform its obligations hereunder or to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Disclosure Package or the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment, or part thereof including Computational Materials and ABS Term Sheets), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or any Trust Information contained in any Free Writing Prospectus prepared by or on behalf of the Underwriter, or the omission or alleged omission to state a material fact required to make the statements therein (when read in conjunction with the other information included in the Disclosure Package), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter at any time prior to the Time of Sale, (v) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Base Prospectus, any Preliminary Prospectus and the Prospectus) or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clauses (iii) or (v) above, provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by any Underwriter through the Representative to the Company expressly for use in such Registration Statement, Issuer Free Riding Prospectus or Prospectus and any information in any Computational Materials or ABS Term Sheets required to be provided by any Underwriter to the Company pursuant to Section 3(b) or 3(c), except to the extent such material misstatement or omission is based upon the Pool Information provided by such Underwriter. The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or the Company, or such person shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in Sections 10(a)(iii) and 10(a)(iv) above from the Company to each Underwriter, but only with respect to Underwriter Information (as set forth below) and any Computational Materials, the ABS Term Sheets or the Collateral Term Sheets, produced by such Underwriter, as applicable, except to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by errors in the Pool Information and any Free Writing Prospectus prepared by or on behalf of such Underwriter; provided, that no Underwriter shall be obligated to so indemnify and hold harmless to the extent such expenses, losses, claims, damages and other liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information supplied by the Company to the Underwriter which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter at any time prior to the Time of Sale. Notwithstanding the foregoing, the indemnity with respect to any such Free Writing Prospectus described in the immediately preceding sentence will apply only if such misstatement or omission was not also a misstatement or omission in the Prospectus. The Company hereby acknowledges that the statements set forth in the second paragraph under the caption “Underwriting” in the Preliminary

Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 4(d) and this Section 10 (the “Underwriter Information”). The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

If any action is brought against the Company, any such director or officer of the Company, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, any such director or officer of the Company, or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, any such director or officer of the Company, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any such director or officer of the Company, or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or the Company any such director or officer of the Company, or such person shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(c) The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Sections 10(a) and (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(d) If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Originator on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Originator on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company on one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. The provisions set forth in Sections 10(a) and (b) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section (a) and (b) for purposes of indemnification.

(e) The Company, and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute or otherwise be responsible for any amount in excess of the underwriting discounts and commissions applicable to the Offered Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

For purposes of this Section 10, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and each officer of the Company, who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(f) The Originator agrees with each Underwriter, for the sole and exclusive benefit of such Underwriter and each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter, to indemnify and hold harmless each Underwriter and each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act against any failure by the Company to perform any of its obligations under Section 6 and Section 10 of this Agreement. The Seller agrees that there are no conditions precedent to the obligations of the Seller hereunder other than written demand to the Seller to perform its obligations under this Agreement.

(g) Each Underwriter (the “Indemnifying Underwriter”) will indemnify and hold harmless the other Underwriters and each person, if any, who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act (the “Non-Indemnifying Underwriter”) from and against any and all losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriter becomes subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission (when read in conjunction with the Disclosure Package) to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Free Writing Prospectus prepared by, or on behalf of, or used or referred to by, such Indemnifying Underwriter or (ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 3(b) or 3(c), and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information supplied by the Company to the Underwriter which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter at any time prior to the Time of Sale. This agreement will be in addition to any liability that any Underwriter may otherwise have.

11. Survival.

The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, or any of its partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

12. Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at FBR Securitization Inc. c/o Friedman, Billings, Ramsey & Co., Inc, 1001 19th Street North, Arlington, Virginia 22209, Attention: General Counsel.

13. Governing Law; Headings.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Part Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15. Parties at Interest.

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, and the controlling persons, directors and officers referred to in Sections 10 and 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. Role of Underwriters.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Originator with respect to the offering of the Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Originator, or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Originator, or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The

Company and the Originator shall each consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Originator with respect thereto. Any review by the Underwriters of the Company, the Originator, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Originator.

17. Entire Agreement; Amendments, Modifications and Waivers.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

18. Counterparts and Facsimile Signatures.

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the parties to this Underwriting Agreement, please so indicate in the space provided below for the purpose, whereupon this Underwriting Agreement shall constitute a binding agreement among the parties hereto.

Very truly yours,

FBR SECURITIZATION, INC.

By:
Name:
Title:

Accepted and agreed with respect to

Section 10(f) and 4(oo) as of the date first above written:

MHC I, INC.

By:
Name:
Title:

Accepted and agreed to as

of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Title:

For itself and as Representative of the other

Underwriters named on Schedule I hereto.

Schedule I

To Underwriting Agreement

List of Underwriters

Underwriters

Friedman, Billings, Ramsey & Co., Inc.

_____________________________

_____________________________

Schedule II

To Underwriting Agreement

Underwriting Allocation

Class of Certificates	Allocation
Friedman, Billings, Ramsey & Co., Inc.
A-1
A-2
A-3
A-4
M-1
M-2
M-3
M-4
Total

Schedule III

To Underwriting Agreement

[Issuer Free Writing Prospectuses]

[Legends]

Exhibit A-1

Form of Hunton & Williams Enforceability Opinion

Exhibit A-2

Form of Hunton & Williams Tax Opinion